                                  EXHIBIT 23.3

                         Consent of Ernst & Young LLP,

                             Independent Auditors,

                              dated July 25, 2003

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 2002, except for Note 9 as to which the date is September 30, 2002; and February 22, 2002, except for Note 10 as to which the date is September 30, 2002; with respect to the financial statements of Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.), and Prime Care Two, LLC, respectively, included in the Form S-11 Registration Statement and related prospectus of CNL Retirement Properties, Inc.

/s/ Ernst & Young LLP
-----------------------------
Ernst & Young LLP

Indianapolis, Indiana
July 25, 2003